                                                                    EXHIBIT 99.1


    COVER-ALL TECHNOLOGIES INC. REPORTS SECOND QUARTER 2006 OPERATING RESULTS
               AND THE RESIGNATION OF BOARD MEMBER ROBERT MARSHALL

FAIRFIELD, NEW JERSEY (August 17, 2006) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced results of operations for the quarter ended June 30, 2006. Cover-All also announced that Robert Marshall has tendered his resignation as a member of the Company's Board of Directors due to personal reasons. Mr. Marshall joined the Company's Board in April 2001.

Revenues for the three months ended June 30, 2006 were $1,638,000 compared to $1,713,000 in the same period in 2005. For the six months ended June 30, 2006, total revenues were $3,377,000 as compared to $3,800,000 in the same period in 2005. Net income (loss) for the three months ended June 30, 2006 was $(314,000), or $(0.02) per share, compared to $(487,000), or $(0.03) per share, in the same quarter of 2005. Net income (loss) for the six months ended June 30, 2006 was $(604,000), or $(0.04) per share, compared to $(521,000), or $(0.03) per share, in the same period of 2005.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "First, I would like to thank Robert Marshall for his many contributions to our Board of Directors. He has been a valuable resource for Cover-All, and he will be missed.

"With respect to the Company's financial performance, although the Company has experienced losses for the three and six months ended June 30, 2006, the Company is showing improvement in certain areas, and its operating results for the second quarter of 2006 were slightly better than the results for the second quarter of 2005. Expenses were down by more than 11%, from $2,200,000 in the second quarter of 2005 to $1,952,000 in the second quarter of 2006, in spite of increased costs associated with regulatory compliance. New license sales were up 14% in the second quarter of 2006 compared to the same period in 2005.
Services revenues (i.e., maintenance, professional services and ASP), however, were $1,580,000 in the second quarter of 2005 compared to $1,486,000 in the second quarter of 2006.

"We have a number of activities underway that we believe will return the Company to profitability, including continued expense reductions. While we are reducing expenses overall, we are actively building out the technological capabilities and enhancements to My Insurance Center that our customers are expecting. These capabilities are being well received by our existing customers.

"Our very successful implementations of My Insurance Center in 2005 are now getting significant marketplace attention, and we are focused on shortening what is traditionally a long sales cycle. We have been energized by the very positive response to our capabilities and are optimistic that we will increase our customer base.

"We believe Cover-All is on the right path and will need the continued support of our customers and shareholders to attain our success."

The Company has scheduled a conference call for 11:00 a.m. EDT on Thursday, August 17, 2006, at which time it will review results for the second quarter 2006.

Teleconference Information: To participate in the Thursday teleconference, dial 1-877-669-3047 (domestic) and 706-679-7418 (international). The conference ID # is 4636398.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2005, filed with the SEC on March 31, 2006, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:
Ann Massey
Chief Financial Officer
973/461-5190
AMASSEY@COVER-ALL.COM


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The following is a summary of operating highlights for the three and six months ended June 30, 2006 and 2005.

                                  COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
                                             OPERATING HIGHLIGHTS

                                                     THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                          JUNE 30,                           JUNE 30,
                                               ----------------------------      ----------------------------
                                                    2006             2005            2006             2005
                                               -----------      -----------      -----------      -----------
                                                        (unaudited)                        (unaudited)
REVENUES:
     Licenses                                  $   152,000      $   133,000      $   400,000      $   699,000
     Maintenance                                   834,000          944,000        1,678,000        1,941,000
     Professional Services                         336,000          311,000          667,000          610,000
     Application Service Provider Services         316,000          325,000          632,000          550,000
                                               -----------      -----------      -----------      -----------

     TOTAL REVENUES                              1,638,000        1,713,000        3,377,000        3,800,000
                                               -----------      -----------      -----------      -----------

COST AND EXPENSES:
     Cost of Sales                               1,287,000        1,271,000        2,573,000        2,559,000
     Research and Development                       93,000          209,000          268,000          408,000
     Sales and Marketing                           236,000          360,000          472,000          673,000
     General and Administrative                    292,000          317,000          580,000          627,000
     Other Expense (Income), Net                      --               --               --            (35,000)
     Interest Expense, Net                          44,000           43,000           88,000           89,000
                                               -----------      -----------      -----------      -----------

     TOTAL COSTS AND EXPENSES                    1,952,000        2,200,000        3,981,000        4,321,000
                                               -----------      -----------      -----------      -----------

INCOME (LOSS) BEFORE INCOME TAXES              $  (314,000)     $  (487,000)     $  (604,000)     $  (521,000)
                                               -----------      -----------      -----------      -----------

INCOME TAX EXPENSE                                    --               --               --               --
                                               -----------      -----------      -----------      -----------

NET INCOME (LOSS)                              $  (314,000)     $  (487,000)     $  (604,000)     $  (521,000)
                                               ===========      ===========      ===========      ===========

BASIC EARNINGS (LOSS) PER COMMON SHARE         $     (0.02)     $     (0.03)     $     (0.04)     $     (0.03)
                                               ===========      ===========      ===========      ===========

DILUTED EARNINGS (LOSS) PER COMMON SHARE       $     (0.02)     $     (0.03)     $     (0.04)     $     (0.03)
                                               ===========      ===========      ===========      ===========

Note: Numbers may not sum due to rounding.


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